UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 12, 2018
ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Adient plc (“Adient”) held its 2018 Annual General Meeting of Shareholders on March 12, 2018 (the “2018 Annual General Meeting”). The independent inspector of elections for the 2018 Annual General Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote of shareholders at the 2018 Annual General Meeting, certifying on March 12, 2018 the voting results set forth below.

Proposal One:

Adient’s shareholders elected, by separate resolutions, the following seven directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2019, by the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
John M. Barth	77,933,263	1,005,344	645,632	6,455,618
Julie L. Bushman	77,952,560	907,530	724,149	6,455,618
Raymond L. Conner	77,900,195	955,840	728,204	6,455,618
Richard Goodman	77,895,274	950,026	738,939	6,455,618
Frederick A. Henderson	78,285,753	593,590	704,896	6,455,618
R. Bruce McDonald	77,051,936	1,733,609	798,694	6,455,618
Barb J. Samardzich	77,947,055	906,922	730,262	6,455,618

Proposal Two:

Adient’s shareholders ratified, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2018 and authorized, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration by the following vote:

For	Against	Abstain
85,183,108	229,867	626,882

Proposal Three:

Adient’s shareholders approved, on an advisory basis, the compensation of Adient’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Vote
68,663,901	8,965,634	1,954,704	6,455,618

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: March 14, 2018	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary